UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

TEAM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08604	74-1765729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of principal executive offices, including zip code)

(281) 331-6154

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Separation

On January 26, 2026, Team, Inc. (the “Company”) announced that Keith Tucker will depart from his role as Chief Executive Officer of the Company, effective as of January 31, 2026. Mr. Tucker’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. Tucker’s departure from his role as Chief Executive Officer of the Company, the Company expects that it will enter into a severance and consulting agreement and release with Mr. Tucker. Upon the entry by the Company into such agreement or any other material compensatory or other arrangements with Mr. Tucker, the material terms of such agreement or arrangement will be disclosed on a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission.

Chief Executive Officer Appointment

Also on January 26, 2026, the Company announced that the Board of Directors (the “Board”) of the Company has appointed Gary Hill as the Chief Executive Officer of the Company, effective as of February 1, 2026.

Mr. Hill, age 60, brings over 30 years of experience in the industrial services sector, most recently serving as Chief Operating Officer of Shermco Industries, a leading provider of electrical maintenance, testing, engineering and repair services for critical electrical infrastructure, from January 2023 until January 2026. From October 2022 until January 2023, he served as President and Chief Operating Officer at AIS Holdings Company LLC, a joint venture between AZZ Inc. and Fernweh Group providing various industrial services and equipment to the power generation, transmission, oil and gas and industrial markets. Mr. Hill held various senior leadership roles at AZZ Inc. beginning in 2013, including serving as Chief Operating Officer from October 2020 until October 2022, where he helped drive significant revenue and margin growth. Earlier in his career, Mr. Hill held numerous operational, commercial and marketing management positions at Aquilex LLC, Crane Company and Westinghouse, after beginning his career as an engineer at MOVATS.

There are no arrangements or understandings between Mr. Hill and any other person pursuant to which Mr. Hill was appointed as Chief Executive Officer of the Company, and there are no family relationships among any of the Company’s directors or executive officers and Mr. Hill. Mr. Hill does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Hill as Chief Executive Officer of the Company, Mr. Hill and the Company entered into a Letter Agreement re Offer of Employment, dated January 22, 2026 and effective as of February 1, 2026 (the “Hill Offer Letter”). The Hill Offer Letter does not provide for a fixed term of employment.

Pursuant to the Hill Offer Letter, Mr. Hill will receive an initial base salary of $750,000, payable bi-weekly and will be eligible to receive an annual cash bonus under the Company’s Annual Cash Incentive Plan at a target of 100% base salary (with a maximum opportunity of 200% of base salary) and annual equity grants subject to the discretion of the Compensation Committee of the Board. In addition, the Company will grant Mr. Hill the following equity awards as a sign-on grant and his annual equity grant for 2026: (i) restricted stock units, the number of which will be determined by dividing $562,500 by the average closing stock price for the 30-day period ending on the effective date of his employment (“Effective Date”), which will vest ratably over a 3-year period on the first, second and third anniversaries of the Effective Date, subject to Mr. Hill’s continued employment with the Company; provided that, the initial share calculation will include a per share price of no less than $14.00, and (ii) performance stock units valued at $1,312,500, with a performance period commencing January 1, 2026. The number of performance stock units that will be granted to Mr. Hill will be determined by dividing by the average closing stock price for the 30-

day period ending on the day prior to the date such units are granted, which will be no later than May 30, 2026. Under the Hill Offer Letter, the Company will also reimburse Mr. Hill (or pay him directly) for: (i) up to $100,000 for relocation costs; and (ii) up to $3,000 per month for temporary housing, for up to 18 months.

Mr. Hill will also be eligible to participate in the Company’s severance policy (which includes customary non-compete and release requirements), as in effect from time to time. The Hill Offer Letter provides that the Company intends to amend its current severance policy to provide Mr. Hill with the following severance benefits: (i) 18 months base salary if terminated without cause, and (ii) 2 years of base salary and 2 years of bonus (with bonus calculated at higher of most recent annual bonus or 2-year average) if terminated within 12 months following a change in control.

The foregoing description of the Hill Offer Letter is qualified in its entirety by the full text thereof, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

In connection with his appointment as Chief Executive Officer, the Company will also enter into its standard form of indemnity agreement, a copy of which is attached as Exhibit 10.2 and incorporated by reference herein, with Mr. Hill.

Item 7.01	Regulation FD Disclosure.

On January 26, 2026, the Company issued a press release in connection with the foregoing leadership transition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit number	Description

10.1	Letter Agreement re Offer of Employment, dated January 22, 2026, between Gary Hill and Team, Inc.

10.2	Form of Indemnification Agreement (Filed as an Exhibit 10.2 to Team, Inc.’s Current Report on Form 8-K filed on February 9, 2018 and incorporated by reference herein).

99.1	Team, Inc.’s Press Release issued January 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ James C. Webster
James C. Webster
Executive Vice President, Chief Legal Officer and Secretary

Dated:	January 26, 2026